SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  |X|   Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_| Preliminary Proxy Statement      |_| Confidential.  For Use of the
                                         Commission Only (as permitted by Rule
|X|  Definitive Proxy Statement          14a-6(e)(2)

|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or  Rule 14a-12

                            CELERITY SOLUTIONS, INC.
                 (Name of Registrant as Specified in Its Charter
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

          (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

          (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

          (5)  Total fee paid:

          ----------------------------------------------------------------------

     |_|  Fee paid previously with preliminary materials:

          ------------------------------------------------------------

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

          ----------------------------------------------------------------------

          (2)  Form, Schedule or Registration Statement no.:

          ----------------------------------------------------------------------

          (3)  Filing Party:

          ----------------------------------------------------------------------

          (4)  Date Filed:

          ----------------------------------------------------------------------

                                     [LOGO]


                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

                               September 10, 1999



To the Stockholders of
Celerity Solutions, Inc.:

NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of Celerity Solutions, Inc. ("the Company") will be held at the Company's corporate offices at 270 Bridge Street, Dedham, Massachusetts, 01742 on Friday, September 10, 1999 at 10:00 a.m. for the following purposes:

1. To elect five directors to hold office until the later of the next Annual Meeting of Stockholders and the election and qualification of their successors or their earlier resignation or removal.

2. To ratify and approve an Amendment to the Company's Amended and Restated 1992 Non-Qualified Stock Option Plan for Non-Employee Directors increasing the compensation for Director's serving as Chairmen of the Compensation and Audit Committees on the Company's Board of Directors, from a stock option to purchase 20,000 shares of the Company's Common to a stock option to purchase 30,000 shares of the Company's Common Stock.

3. To ratify and approve the selection of Ernst & Young LLP as the Company's auditors for Fiscal 2000.

4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on June 30, 1999 are entitled to notice of and to vote at the Meeting and any adjournment thereof.

                              By Order of the Board of Directors,

                              /s/ Edward B. Merino
                              -----------------------------------
                              Edward B. Merino
                              Secretary


Dedham, Massachusetts
July 28, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                            CELERITY SOLUTIONS, INC.

                                 PROXY STATEMENT


GENERAL

This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Celerity Solutions, Inc. for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Friday, September 10, 1999, and any adjournments thereof. Copies of this statement and form of proxy are expected to be first provided to stockholders on or about July 28, 1999. The Company's 1999 Annual Report to Stockholders will be mailed concurrently with the proxy material.

RECORD DATE AND OUTSTANDING SHARES

Only stockholders of record at the close of business on June 30, 1999 ("the Record Date") will be entitled to notice of and to vote at the Meeting. On the Record Date there were 8,017,798 shares of the Company's Common Stock, $.10 par value per share, outstanding. Each share of Common Stock outstanding is entitled to one vote on all matters. There is no other class of voting securities outstanding.

QUORUM AND VOTING OF SHARES

The presence at the Meeting, in person or by proxy, of holders of at least a majority of the shares entitled to vote at the Meeting shall constitute a quorum for the purpose of conducting business. In the election of directors, stockholders entitled to vote do not have cumulative voting rights. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum. The effect of abstentions and broker non-votes, except for the election of directors will not be included in the vote for or against items acted upon.

If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions given. In the absence of instructions, the shares will be voted in accordance with the recommendations of the Board of Directors set forth herein.

The Board of Directors is not aware, as of the date hereof, of any matters to be voted upon at the Meeting other than those stated in this Proxy Statement and the accompanying Notice of 1999 Annual Meeting of Stockholders. If, however, any other matters are properly presented at the Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote the shares of Common Stock represented thereby in accordance with their best judgment pursuant to discretionary authority granted in the proxy.

Any proxy submitted by a stockholder may be revoked at any time before it is voted by giving written notice of revocation or delivering a duly executed proxy bearing a later date to the Secretary at the corporate offices, or by attending the Meeting and voting in person.

PROXY SOLICITATION

The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms, and other persons representing beneficial owners of shares, for their expenses in forwarding solicitation materials to such beneficial owners. In addition, the Company's directors, officers and regular employees, without receiving any additional compensation, may solicit proxies personally or by telephone or facsimile.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the holdings of the parties who were known, based on filings with the Securities and Exchange Commission and the records of the Company's transfer agent as of July 13, 1999 to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company. The parties named below have sole voting power and sole investment power with respect to the shares beneficially owned, except as noted below.

                                                       Amount and Nature of         Percent of
       Name and Address of Beneficial Owner            Beneficial Ownership        Common Stock
       ------------------------------------            --------------------        ------------
 Luc Ringuette                                              1,211,459(1)              13.69%
 22581 Sumerfield, Mission Viejo, CA  92692

 Paul  Carr                                                 1,655,812(2)              18.26%
 270 Bridge Street, Suite 300, Dedham, MA  02402


(1) Acquired in connection with the Company's purchase of the stock of Somerset Automation, Inc. (SAI) on December 8, 1997 (see "Transactions with Beneficial Owners, Directors, and Executive Officers"). Includes 30,000 vested options to purchase Celerity common stock at $.62 per share. The options were received as part of the Non-employee Director stock option plan.

(2) Acquired in connection with the Company's purchase of the stock of Client Server Technologies, Inc. (CSTI) on March 31, 1997 (see "Transactions with Beneficial Owners, Directors, and Executive Officers"). In addition, in conjunction with the acquisition of Client Server Technologies Inc., Mr. Carr was granted an option to purchase 250,000 shares of common stock at $1.00 per share pursuant to the 1991 Amended and Restated Non-Qualified Employee Stock Option Plan. Also includes 750,000 shares of common stock exchanged for $300,000 of past due debt (at a price of $.40 per share) on July 13, 1999.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information with respect to the holdings of the Company beneficially owned by each director, nominee for director, and executive officer, and by all directors and executive officers as a group as of June 12, 1999. Each of the persons named has sole voting power and sole investment power with respect to the shares beneficially owned, unless otherwise indicated.

                                                                                     Percent of
                   Name  of                               Amount and Nature of         Common
               Beneficial Owner                           Beneficial Ownership         Stock
               ----------------                           --------------------         -----
    Luc Ringuette                                            1,211,459(1)              13.69%

    Paul  Carr                                               1,655,812(2)              18.26%

    Richard J. Santagati                                        45,000(3)                .51%

    Harold H. Leach Jr.                                         20,000(4)                .23%

    Edward B. Merino                                            29,653(5)                .34%
                                                             =========                 =====

All Directors & Executive Officers as a Group (5 persons)    2,961,924                 32.26%


(1) Acquired in connection with the Company's acquisition of SAI on December 8, 1997. (See "Transactions with Beneficial Owners, Directors, and Executive Offices). Also includes options granted to purchase 30,000 shares of Common Stock at $.62 per share pursuant to the Company's Non-Qualified Stock Option Plan for Non-Employee Directors.

(2) Acquired in connection with the Company's acquisition of CSTI on March 31, 1997. (See "Transactions with Beneficial Owners, Directors, and Executive Offices). In addition, in conjunction with the acquisition of Client Server Technologies Inc., Mr. Carr was granted an option to purchase 250,000 shares of common stock at $1.00 per share pursuant to the 1991 Amended and Restated Non-Qualified Employee Stock Option Plan. Also includes 750,000 shares of common stock exchanged for $300,000 of past due debt (at a price of $.40 per share) on July 13, 1999.

(3)  Includes  options  granted to purchase  15,000 and 30,000  shares of Common
     Stock   pursuant  the  Company's   Non-Qualified   Stock  Option  Plan  for
     Non-Employee Directors.

(4)  Includes options granted to purchase 20,000 shares of Common Stock pursuant
     to  the  Company's   Non-Qualified   Stock  Option  Plan  for  Non-Employee
     Directors.

(5) Includes options granted to purchase 20,000 shares of Common Stock pursuant to the Company's Non-Qualified Stock Option Plan for Non-Employee Directors. Also includes 9,653 acquired in conjunction with the acquisition of Somerset Automation Inc.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

IDENTIFICATION OF NOMINEES

The Board of Directors has nominated five directors to serve until the 1999 Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier resignation or removal from office.

The nominees for election as directors are as follows:

            Name                                   Position                         Age      Director Since
            ----                                   --------                         ---      --------------
 Paul Carr                      Director, Chief Executive Officer and President     47            1999
 Luc Ringuette                                     Director                         42            1999
 Richard J. Santagati                              Director                         54            1997
 Edward B. Merino                                  Director                         57            1999
 Harold H. Leach, Jr.                              Director                         44            1999

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE "FOR" THE NOMINEES TO THE BOARD OF DIRECTORS.

The Board of Directors has nominated five directors for election. Under the bylaws of the Company, the Board of Directors is entitled to fill, until the next Annual Meeting of Stockholders, any vacancy existing on the Board following the Annual Meeting of Stockholders.

A plurality of the votes cast at the Annual Meeting in person or by proxy shall elect said nominees as directors of the Company. The Company is not aware of any reason why any of the nominees, if elected, would be unable to serve as a director.

PRINCIPAL OCCUPATIONS AND DIRECTORSHIPS HELD BY NOMINEES

Paul Carr rejoined the Company as President in March of 1999. Mr. Carr served as Executive Vice President of Business Development for Celerity from October of 1997 through September of 1998 when he left the Company to pursue other interests. Prior to joining Celerity, Mr. Carr was founder and President of CSTI a company acquired by Celerity in April of 1997. Mr. Carr started CSTI in January of 1992. From 1989 through 1992 Mr. Carr was President of the Logistics Products Division of Ross Systems. Prior to joining Ross Mr. Carr was President of Cardinal Data Corp, a company acquired by Ross Systems in 1989. Mr. Carr has 18 years experience developing and managing companies offering supply chain application software products. Mr. Carr is a graduate of Saint Michael's College and has a Masters degree in business administration from the University of Virginia's Colgate Darden school.

Luc Ringuette joined the Company as Chairman in March of 1999. Mr. Ringuette is currently the Chief Executive Officer of Hot Status Enterprises (HSE). HSE develops and markets internet and supply chain related software applications. HSE is currently offering Celerity's warehouse management products to its customers under the terms of a recently executed license agreement with the Company. This agreement was filed as an exhibit to the Company's 1999 Form 10K. Mr. Ringuette has over 15 years experience developing and implementing warehousing solutions for large manufacturers and distributors. He holds a Masters of Science Degree in Systems Management from USC and a Bachelor of Science Degree in Computer Information Systems from California State Polytechnic University in Pomona.

Richard J. Santagati is currently the President of Merrimack College, located in North Andover, Massachusetts. He has held this position since June 1995 and was acting President from March 1994. Prior to his position at Merrimack College, Mr. Santagati was Chairman and Chief Executive Officer of Artel Communications Corporation, a high technology company where he was responsible for growing revenues significantly over a period of three years prior to its merger with Chipcom Corporation. Prior to his position at Artel, he was a partner at Lighthouse Capital Management, Inc., an investment management firm, and was the Chief Executive Officer at Gaston & Snow, a
national law firm. Mr. Santagati has also held several senior executive positions at NYNEX, including President and Chairman of NYNEX Business Information Systems and Vice President of Marketing for NYNEX Corporation. He is currently a Director on the Corporate Boards of Computer Telephone Corporation and ESP, Inc. Mr. Santagati holds a Bachelor's Degree from Merrimack College and a Master's Degree from MIT's Sloan School of Management.

Harold H. Leach, Jr. is a co-founder of Legal Computer Solutions, Inc. ("LCS"). LCS is an Internet software products company. He is also a director of Sapiens International Corporation, N.V., (NASDAQ: SPNS), a developer of mainframe database tools. Previously, Mr. Leach was partner of the Boston law firm of Choate, Hall & Stewart. Mr. Leach received law degrees from Harvard in Cambridge, MA, and Cambridge University in Cambridge, England. In addition to his legal education, Mr. Leach is well versed in Internet development technologies.

Edward B. Merino is founder of Office of the Chairman Inc., a provider of corporate governance services. He is also on the board of the Forum for Corporate Directors in Orange County, CA. Additionally, he has served as an advisor to numerous technology companies, including SofTEK, Affinity Media, and Concentric - an Internet service provider. For the past six years, he was director of corporate governance at Deloitte & Touche LLP. Previously, Mr. Merino was CEO and Chairman of Hess, Greiner, and Polland. Mr. Merino attended the Harvard Business school's "Making Corporate Boards More Effective" and the Stanford Director's College, a series of corporate governance programs presented by Stanford University Law School in conjunction with the SEC, the New York Stock Exchange and Nasdaq.


THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held 7 meetings during fiscal 1999. Each incumbent director attended 100% of the aggregate of all meetings of the Board of Directors, except one Board Meeting where one director was not present. The standing committees of the Board of Directors are the Compensation Committee, the Audit Committee and the Nominating Committee.

Compensation Committee. The Compensation Committee determines the compensation of the President and Chief Executive Officer and administers the Company's Non-Qualified Employee Stock Option Plan. The Committee's current members are non-employee directors Luc Ringuette (Chairman), Richard J. Santagati, and Harold H. Leach, Jr. and Edward B Merino.

Audit Committee. The Audit Committee recommends the appointment of the Company's independent accountants and reviews and approves the results, findings, and recommendations of audits performed by the independent accountants. The Committee also reviews matters relating to corporate practices, regulatory and financial reporting, accounting procedures and policies, financial and accounting internal controls, and transactions involving potential conflicts of interest. The Committee's current members are Richard J. Santagati (Chairman), Harold B. Leach, Jr. and Edward B. Merino.

Nominating Committee. The Nominating Committee recommends the nomination of the Company's Board members for election by stockholders. The Committee defines criteria for Board members, identifies and evaluates prospective members and makes recommendations to the Board for ratification. The Committee's current members are Richard J. Santagati (Chairman), Paul Carr and Luc Ringuette.

TRANSACTIONS WITH BENEFICIAL OWNERS, DIRECTORS, AND EXECUTIVE OFFICERS

Client Server Technologies, Inc.

On March 31, 1997, the Company acquired all of the outstanding stock of CSTI in exchange for $1,250,881 in cash, the issuance of 1,200,000 unregistered shares of the Company's common stock and the issuance of non-interest bearing convertible, long-term notes totaling $1,945,000. Debt holders have the right to convert a portion of the notes ($1 million) which comes due on December 31, 1998 into shares of common stock at a $3.00 per share conversion price.

Paul Carr, former President of CSTI and the Company's current CEO, President and a Director, owned approximately 61% of the stock of CSTI. Sixteen (16) former employees of CSTI owned the remaining 39%. As a consequence of the transaction, Paul Carr was issued 735,812 shares of the Company's stock. In addition, Mr. Carr holds approximately 80% of the promissory notes issued to CSTI stockholders. Mr. Carr's notes are secured with certain assets of the Company.

Effective July 13, 1999, the Company entered into debt restructuring agreements with Paul Carr, President, Chief Executive Officer and Director of the Company The Company originally issued a convertible promissory note and security agreement dated March 31, 1997 in the original principal amount of $1,613,177 (the "Carr Note") to Mr. Carr in connection with the purchase by the Company of CSTI. In connection with the Company's debt restructuring agreement with Mr. Carr, the principal balance of the Carr Note was reduced by $200,000 in exchange for the license by the Company to Mr. Carr of a fully-paid perpetual license to Mr. Carr of the Company's Supply Chain Planner software product. In connection with the debt restructuring agreement, Mr. Carr also converted $300,000 of the principal balance of the Carr Note to the Company's Common Stock at a conversion price of $.40 per share. The Company engaged an independent investment banking firm which determined that the conversion price of $.40 per share for the Company's Common Stock was fair from a financial point of view. In connection with the debt restructuring agreement, the Company and Mr. Carr also agreed that the remaining principal balance of the Carr Note in the amount of $538,048 will be paid in forty-two equal installments of principal, together with accrued interest, at an annual rate of 8% per annum commencing July 15, 1999.

Somerset Automation, Inc.

On December 8, 1997, the Company acquired all of the outstanding stock of SAI through a merger between SAI and Somerset Solutions, Inc., wholly owned subsidiary of the Company for stock, debt securities, and cash valued at $5,557,918. The purchase price was composed of 1,958,233 unregistered shares of the Company's common stock valued at $2,313,848, long-term notes totaling $747,907 and cash payments totaling $2,496,163.

Luc Ringuette, CEO of SAI, owned approximately 60% of the stock. Twenty-one (21) current and former employees and investors owned the remaining 40%. As a consequence of the transaction, Luc Ringuette was issued 1,181,459 unregistered shares of the Company's common stock. In addition, Mr. Ringuette holds approximately 60% of the long-term note. Repayment of the note begins in Fiscal 2000. Mr. Ringuette's note is secured with certain assets of the Company.

Effective July 13, 1999, the Company entered into debt restructuring agreements with Luc Ringuette, the Company's Chairman of the Board of Directors. The Company originally issued a non-negotiable promissory note and security agreement dated December 8, 1997 in the original principal amount of $448,116 (the "Ringuette Note") to Mr. Ringuette in connection with the purchase of Somerset by the Company. In connection with the debt restructuring agreement between the Company and Mr. Ringuette, the principal balance of the Ringuette Note was reduced by $200,000 in exchange for the grant of a perpetual license by the Company to Mr. Ringuette's affiliate for the Company's WMS Client Server Software, WMS Cobol Software and Transportation Cobol software products. The License Agreement entered into between the Company and Mr. Ringuette's affiliated entity also provides for the payment by the affiliated entity of royalty payments to the Company equal to not less than $500,000, subject to licensing fees actually received by the affiliated entity. The debt restructuring agreement between the Company and Mr. Ringuette also provides that the remaining principal balance of the Ringuette Note in the amount of $239,959.71 will be paid in thirty-six (36) equal installments of principal, together with accrued interest, at an annual rate of 8% per annum commencing July 15, 1999.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (SEC). Directors, officers, and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports filed.

Based solely on a review of Section 16(a) reports, all fiscal year 1999 forms were filed on a timely basis except for late filings of Form 5 by messrs. Luc Ringuette and Richard J. Santagati each a director and Mr. Paul Carr a director and Chief Executive Officer.

COMPENSATION OF DIRECTORS

Under the terms of the Company's Amended and Restated 1992 Non-Qualified Stock Option Plan for Non-Employee Directors ("the Director Plan"), each non-employee director is granted an option to purchase 20,000 shares of common stock upon initial election to the Company's Board of Directors and on the date of each subsequent annual meeting of stockholders at which the director is elected or re-elected to serve on the Board of Directors. The purchase price per share of Common Stock for options granted pursuant to the Director Plan is equal to the market price as defined by the Director Plan of the Company's Common Stock on the date of grant. Options granted under the plan are exercisable for a five year period from the date of grant. The options are exercisable for the five year period regardless of whether or not the non-employee director remains on the Board during the option period. In the event the option holder dies before fully exercising any portion of an option then exercisable, such holder's legal representatives may exercise such option at any time within the six (6) month period following his or her death.

EXECUTIVE OFFICERS

There are currently no executive officers of the Company other than Mr. Carr. Mr. Carr is not a party to an employment agreement with the Company.

EXECUTIVE COMPENSATION

The following table sets forth compensation of the Company's executive officers who earned greater than $100,000 during fiscal year 1999 ("Executive Officers"):


                           SUMMARY COMPENSATION TABLE


                                                                                              Long Term
                                                                                             Compensation
                                                                                             ------------
                                                                                              Securities
             Name and             Fiscal                                    Other Annual      Underlying       All Other
        Principal Position         Year      Salary ($)         Bonus ($)    Compensation ($)   Options     Compensation ($)
        ------------------         ----      ----------         ---------    -------------      -------     ----------------
Luda Kopeikina                     1999        174,260             --             --               --               --
Chief Executive Officer            1998        171,006             --             --               --               --
And President                      1997         92,088(1)          --             --            320,000             --

Igor Razboff                       1999           --               --             --               --               --
Former Chief Executive             1998         24,712             --             --             50,000          120,000
Officer                            1997        153,842             --             --               --              2,413(2)

Paul Carr                          1999        203,984(3)
Executive Vice President,          1998        180,363             --             --               --               --
Business Development               1997           --               --             --            250,000             --

Edward Terino                      1999        154,220
Chief Financial Officer,           1998        131,539             --             --             15,000             --
Treasurer and Secretary            1997         35,000(4)          --             --             75,000             --

Paul Fluckiger                     1999        124,038(5)          --             --               --               --
President, CSTI                    1998           --               --             --               --               --
                                   1997           --               --             --               --               --

----------
(1)  Employment began September 19, 1996 and ended March 12, 1999.

(2) Includes $1,713 for company matching 401(k) contribution and $700 for life insurance.

(3) Includes salary for the period April 1998 through Mr. Carr's termination in September of 1998, plus payments under the terms of a consulting contract. Mr. Carr received from October 1998 through March 1999.

(4)  Employment began December 16, 1996 and ended April 2, 1999.

(5)  Employment began May 26, 1998 and ended July 16, 1999.

OPTIONS

The  following  table sets forth  fiscal  year 1999 option  grants to  Executive
Officers:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                       Percent of Total
                           Number of Securities       Options Granted To
                                Underlying             Employee During          Exercise or
          Name                Options Granted            Fiscal Year             Base Price
          ----                ---------------            -----------             ----------
Luda Kopekina (1)                400,000                   51.8%                  $2.469
Paul Fluckiger (2)               150,000                   19.4%                  $2.500
Steven Aulds (3)                  90,000                   11.7%                  $1.50

----------
(1) Options granted on June 18, 1998. Of these 320,000 options were canceled with termination of employment on March 12, 1999. The remaining 80,000 were vested on 6/18/98 and expired on 6/12/99.

(2) Options granted on May 26, 1998. Of these 30,000 vested on 11/26/98 and 30,000 vested on 5/25/99. The remaining 120,000 options were canceled with termination of employment on 7/23/99. The vested options will expire if not exercised by 10/23/99.

(3) Options granted on December 1, 1998. Of these 18,000 vested on 6/1/99. The remaining 72,000 options were canceled with termination of employment on 7/16/99. The vested options will expire if not exercised by 10/16/99.


          AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

The following table sets forth as of March 31, 1999, unexercised options and corresponding option values for Executive Officers:

                                                          Number of Securities            Value of Unexercised
                                                           Underlying Options             In-The-Money Options
                        Shares Acquired     Value           At March 31, 1999              At March 31, 1999
        Name              on Exercise      Realized   Exercisable    Unexercisable    Exercisable   Unexercisable
        ----              -----------      --------   -----------    -------------    -----------   -------------
Paul Carr                      --             --        250,000            0             $0             $0

            PROPOSAL TWO: AMENDMENT TO THE AMENDED AND RESTATED 1992 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


Proposed Amendment

In June 1999, the Board of Directors adopted, subject to stockholder approval, an amendment to the Director Plan that increases compensation for chairmen of the compensation and audit committees from 20,000 to 30,000 options. This increase recognizes the time and effort demanded by these positions.

An affirmative vote by the holders of a majority of shares present or represented and entitled to vote at the 1999 Annual Meeting of Stockholders in person or by proxy and voting thereon shall approve the Amendment to the Director Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1992 NON-QUALIFIED STOCK OPTION PLANS FOR NON-EMPLOYEE DIRECTORS.


General

The Amended and Restated 1992 Non-Qualified Stock Option Plan for Non-employee Directors ("the Director Plan") was adopted by the Company's Board of Directors on May 23, 1995 and approved by the Company's stockholders on September 7, 1995. The description of the Director Plan set forth below is qualified in its entirety by the terms and conditions of the Amended and Restated 1992 Non-Qualified Stock Option Plan for Non-Employee Directors.

The purpose of the Director Plan is to attract and retain highly qualified non-employee directors by encouraging such directors of the Company to acquire a proprietary stake in the Company and its future growth. There are 600,000 shares of Common Stock authorized for issuance upon exercise of stock options granted under the Director Plan. Should any options granted under the Director Plan not be exercised, in whole or in part, in the time allowed for such exercise, the shares of Stock relating to such lapsed options shall again be available for issuance under the Director Plan.

Under the current terms of the Director Plan, each non-employee director is granted an option to purchase 20,000 shares of Common Stock upon initial election to the Company's Board and on the date of each subsequent annual meeting of stockholders at which the director is elected or re-elected to serve on the Board of Directors. The purchase price per share of stock under options granted pursuant to the Director Plan is equal to the market price of the stock as defined by the Plan on the date of grant. Each option granted under the Director Plan fully vests as of the date of grant and are exercisable for a five year period from the date of grant. Pursuant to Rule 16b-3(c)(1) however, no option granted under the Director Plan may be exercised during the six month period immediately following the date of grant. If a holder dies before fully exercising any portion of an option then exercisable, such holder's legal representatives may exercise such option, at any time within the six (6) month period following his or her death. Subject to the terms and conditions, and within the limitations of the Director Plan, the members of the Board of Directors who are not eligible to participate in the Director Plan may modify, extend or renew outstanding options granted under the Director Plan and accept the surrender and cancellation of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor or options as amended.

In the event of any reorganization, merger, consolidation, acquisition, separation, recapitalization, split-up, combination, exchange of shares or stock dividend of the stock or shares convertible into the stock or similar corporate action, the number and class of shares of stock available pursuant to the Director Plan and any options granted pursuant to the Director Plan, together with the option prices, shall be adjusted by appropriate modifications to the Director Plan and in any options outstanding pursuant to the Director Plan.

The Company's Board of Directors may at any time suspend or discontinue the Director Plan, but no amendment shall be authorized without stockholder approval which (i) materially increases the benefits accruing to participants under the Director Plan; (ii) materially increases the number of securities which may be issued under the Director Plan, except as otherwise provided for in the Director Plan; or (iii) materially modifies the requirements as to eligibility for participation in the Director Plan. The Director Plan shall terminate in September 2005 unless it shall have been sooner terminated by reason of there having been granted and fully exercised options covering the entire 600,000 shares of stock subject to the Director Plan. Upon such termination, no further options may be granted under the Director Plan.

A complete copy of the Director Plan is available to stockholders upon written request made to the Company.

Federal Income Tax Consequences

Optionee -- An optionee will not recognize any taxable income at the time a non-qualified stock option is granted. However, upon exercise of such, the optionee will include in income an amount equal to the difference between the fair market value of the shares on the date of exercise and the amount paid for the stock upon exercise of the option. This amount will be treated as ordinary income by the optionee and will be subject to income tax withholding by the Company. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as a capital gain or loss.

Company -- The Company will be entitled to a deduction in connection with the exercise of a non-qualified stock option to the extent that the optionee recognizes ordinary income and the Company withholds federal income taxes.


             PROPOSAL THREE: RATIFICATION OF INDEPENDENT ACCOUNTANTS

Subject to shareholder ratification, the Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Ernst & young LLP, Certified Public Accountants, to audit the Company's financial statements for the 2000 fiscal year. Ernst & Yong have audited the Company's fiscal year financial statements since 1992.

Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions presented at the meeting.

An affirmative vote by holders of a majority of shares present or represented and entitled to vote at the Annual Meeting in person or by proxy and voting thereon shall ratify the reappointment of Ernst & Young LLP as the Company's independent accountants for the 2000 fiscal year. Ratification of independent public accountants is not required to be submitted to a vote of the shareholders. Should the shareholders not ratify this reappointment, the Audit Committee of the Board of Directors will consider the appointment of other independent accountants.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received on or before March 16, 2000 to be considered for inclusion in the Company's Proxy Statement and Form of Proxy relating to that meeting. In addition, if the Company receives notice of a shareholder proposal after April 29, 2000, the persons named as proxies in the proxy statement fro the 2000 annual meeting will have discretionary voting authority to vote on such proposal at the 2000 annual meeting. Proposals should be sent to Celerity Solutions, Inc., Attention: Corporate Secretary, 270 Bridge Street, Suite 301, Dedham, MA 01742.

By Order of the Board of Directors,



/s/ Edward B. Merino
--------------------

Edward B. Merino
Secretary

Dedham, Massachusetts
July 28,1999

                                  Attachment A

                                   Proxy Card

CELERITY                                 Proxy  Solicited  on  Behalf  of the
SOLUTIONS                      PROXY             Board  of  Directors
Annual Meeting of Stockholders          The undersigned  hereby (a) acknowledges
September 10, 1999                      receipt of the Notice of Special Meeting
                                        of Stockholders  of Celerity  Solutions,
                                        Inc.  ("Celerity  Solutions") to be held
                                        on September  10,  1999,  dated July 29,
                                        1999;  (b) appoints  Paul Carr or Edward
                                        Merino,  or either of them,  as Proxies,
                                        each  with  the   power  to   appoint  a
                                        substitute,  (c)  authorizes the Proxies
                                        to  represent  and vote,  as  designated
                                        below, all the shares of Common Stock of
                                        Celerity  Solutions,  held of  record by
                                        the  undersigned  on June 30,  1999,  at
                                        such   special   meeting   and   at  any
                                        adjournment(s) thereof; and (d) revokes any proxies heretofore given.




          1. Election of the following persons to serve as Directors of Celerity Solutions, Inc. until the next annual meeting.

          Luc Ringuette      |_| FOR        |_| AGAINST        |_| ABSTAIN


          Paul Carr          |_| FOR        |_| AGAINST        |_| ABSTAIN

          Harold Leach       |_| FOR        |_| AGAINST        |_| ABSTAIN

          Richard            |_| FOR        |_| AGAINST        |_| ABSTAIN
          Santagati

          Edward B.          |_| FOR        |_| AGAINST        |_| ABSTAIN
          Merino

          2. Approval of Amendment to Celerity Solutions, Inc.'s Amended and Restated 1992 Non-Qualified Stock Option Plan for Non- Employee Directors increasing the compensation for director services for directors of the Compensation and Audit committees from 20,000 stock options to 30,000 stock options.

                      |_|  FOR         |_| AGAINST        |_| ABSTAIN


          3. Approval of Ernst & Young as Celerity Solutions, Inc.'s auditors for Fiscal 2000.

          4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION, THE ELECTION OF THE DIRECTORS AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS.


_____________________     IMPORTANT:  Please date this proxy and sign  exactly
                                      as your name or names appear thereon. If
                                      stock is held jointly,  all holders must
                                      execute    this    proxy.     Executors,
                                      administrators,  trustees, guardians and
                                      others  signing  in  the  representative
                                      capacity,   please  so   indicate   when
                                      signing.



DATED: _______________, 1999                     Signature

----------------------------------------------
PLEASE SIGN, DATE, AND RETURN THIS PROXY
PROMPTLY IN THE ACCOMPANYING POSTPAID ENVELOPE.  Signature if held jointly
----------------------------------------------

                                  Attachment B

                             Non-employee Directors


  THE AMENDED AND RESTATED 1992 NON-QUALIFIED STOCK OPTION
               PLAN FOR NON-EMPLOYEE DIRECTORS


1.   Purpose

          The purpose of this Non-Qualified Stock Option Plan For Non-Employee Directors (the "Plan") is to improve the ability of CELERITY SOLUTIONS, INC. (the "Company") to attract and retain highly qualified non-employee directors by encouraging such directors of the Company to acquire a proprietary stake in the Company and its future growth. It is the view of the Company that it may achieve this goal by granting stock options under the Plan.

2.   Option Shares

     Three hundred thousand (600,000) shares of the Common Stock of the Company, par value $.10 per share (the "Stock"), are hereby reserved for issuance upon the exercise of the stock options granted under the Plan (the "Options"). The Stock may be issued pursuant to such Options either from the Company's authorized, but unissued, Stock or from the Company's issued but not outstanding Stock (treasury stock). Should any Options granted hereunder not be exercised in the time allowed for such exercise, the shares of Stock relating to such lapsed Options shall be available for issuance pursuant to Options subsequently granted under the Plan.

3.   Eligibility

     All non-employee directors of the Company shall be eligible to receive Options under the Plan.

4.   Terms and Conditions

     (a) Grant of Options: Subject to the provisions of the Plan, each non-employee director of the Company shall be granted an Option for the purchase of shares of Stock on each Date of Grant (as such term is defined in paragraph (c) below) occurring during such director's tenure as a director of the Company.

     (b) Option Agreement: Each Option shall be evidenced by a written agreement between the Company and the non-employee director specifying the number of shares of Stock that may be purchased by its exercise.

     (c) Date of Grant: The date on which an Option is granted to a non-employee director (the "Date of Grant") shall be: (1) the date of each annual meeting of shareholders of the Company at which a director is elected or re-elected to serve on the Board of Directors commencing with the annual meeting of shareholders for the fiscal year ended March 31, 1995, and (2) the date on which a director who is not also an employee is first elected by the Board of Directors to fill a vacancy on the Board of Directors.

     (d) Number of Shares Granted: Each non-employee director shall receive an Option to purchase 20,000 shares of Common Stock on each Date of Grant during such director's service on the Board of Director's of the Company. In addition, on the date of the annual meeting of shareholders for the fiscal year ended March 31, 1995, each director who is not also an employee of the Company and who has served as a director of the Company for at least three years as of such date shall be granted an Option to purchase 37,500 shares of Common Stock. Non-employee directors who have served between two and three years as of such date shall be granted an Option to purchase 25,000 shares of Common Stock.

     (e) Exercise of Options: Each Option issued hereunder shall be fully vested as of the Date of Grant and each Option shall be exercisable for a five year period commencing on the Date of Grant; provided, however, that no Option granted hereunder may be exercised during the six month period immediately following the Date of Grant pursuant to Rule 16b-3(c) (1).

     (f) Modification or Substitution of Options: Subject to the terms and conditions and within the limitations of the Plan, the members of the Board of Directors of the Company who are not eligible to participate in the Plan may modify, extend or renew outstanding Options granted under the Plan and accept the surrender and cancellation of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor or Options as amended.

     (g) Amendment: No amendment to this Section 5 of the Plan may be made more than once every six (6) months, other than to comport with changes in the Internal Revenue Code of 1986, as amended (the "Code"), the Employee Retirement Income Security Act, or the rules promulgated thereunder.

5.   Option Price

     The purchase price per share of Stock placed under an Option pursuant to this Plan (the "Option Price") shall be equal to the Market Price of the stock on the Date of Grant. "Market Price" shall mean the average of the last trade price of the Common Stock on all domestic exchanges on which the Common Stock may at the time be listed or admitted to trading, or, if the Common Stock, shall not be so listed or admitted to trading, the average of the last trading price in the domestic over-the-counter market, in each such case averaged over a period of 20 consecutive business days prior to the day as of which Market Price is being determined; provided that if the Common Stock is listed on any domestic exchange, the term "business days" as used in this sentence shall mean business days on which such exchange is open for trading. If the Common Stock is neither listed or admitted to trading on any domestic exchange nor quoted in the domestic over-the counter market, the Market Price shall mean the last trade price as furnished by any dealer in securities dealing in the Common Stock.

6.   Duration of Option

     Each Option granted hereunder may be exercised only by the individual to whom it is issued. An Option granted hereunder shall be effective upon the Date of Grant, and shall be exercisable for a five year period (the "Option Period") from the Date of Grant; provided, however, that no Option granted hereunder may be exercised during the six month period immediately following the Date of Grant pursuant to Rule 16b-3(c)(1). If such holder dies before fully exercising any portion of an Option then exercisable, such Option may be exercised by such holder's legal representative's, heir(s) or devisee(s) at any time within the six (6) month period following his or her death.

7.   [Intentionally Deleted]

8.   Termination of the Plan

     This Plan shall terminate upon the close of business ten (10) years from the Adoption Date unless it shall have been sooner terminated by reason of there having been granted and fully exercised Options covering the entire six hundred thousand (600,000) shares of Stock subject to this Plan. Upon such termination, no further Options may be granted hereunder. If, after termination of this Plan as provided above, there are outstanding Options which have not been fully exercised, such Options shall remain in effect in accordance with their terms and shall remain subject to the terms of this Plan.

9.   Exercise of Options

     An Option granted pursuant to this Plan shall be exercisable at any time within the Option Period, subject to the terms and conditions of such Option. Exercise of any Option shall be made by the delivery, during the period that such Option is exercisable, to the Company, in person or by mail, of (i) written notice from the Optionee stating that the Optionee is exercising such Option and
     (ii) the payment of the aggregate purchase price of all shares as to which such Option is then exercised and the payment of any required federal income tax withholding. Such aggregate purchase price shall be paid to the Company in cash, Stock or any other class of equity securities of the Company (such Stock and other class of equity securities of the company are hereinafter collectively referred to as the "Company Stock"), or in a combination of cash or Company Stock at the time of exercise.

     There may not, however, be any payment by an Optionee of the exercise price in whole or in part with shares of Company Stock at a time when the Company is Insolvent (as hereafter defined) or when such payment would make the Company Insolvent, or as such payment may otherwise be prohibited by any applicable state or Federal statute, rule or regulation, or any rule or regulation of any stock exchange upon which Company Stock is traded, or if Company Stock is traded on a recognized stock quotation service, which may be the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), any rule or regulation of NASDAQ. For the purposes of this Plan, "Insolvent' shall mean the inability of the company to pay its debts as they become due in the usual course of its business. Company Stock utilized in full or partial payment of the exercise price shall be valued at the Market Price (as defined in paragraph 5 herein) on the date of exercise of the Option.

     Notwithstanding anything to the contrary contained herein, no written notice shall be effective under this Section 9 unless it requests the exercise of Options for one hundred (100) shares or an integral multiple thereof; except to the extent necessary to make full exercise of the Options in the event that only an odd lot remains. Upon the exercise of an Option in compliance with the provisions of the Section, and upon the receipt by the Company of the payment for the Stock so taken up, the Company shall (i) deliver or cause to be delivered to the Optionee so exercising his Option a certificate or certificates for the number of shares of Stock with respect to which the Option is so exercised and payment is so made, and (ii) register or cause such shares to be registered in the name of the exercising Optionee in the corporate books and records.

10.  Controlling Terms

     Options granted pursuant hereto may include conditions that are more (but not less) restrictive to the Optionee than the conditions contained herein and, in such event, the more restrictive conditions shall apply.

11.  Requirements of Law

     If any law,  regulation  or  order  of the  United  States  Securities  and
     Exchange Commission, or of any other commission or agency having jurisdiction, shall require the Company or the exercising Optionee to take any action with respect to the shares of Stock acquired by the exercise of an Option, then the date upon which the Company shall deliver or cause to be delivered the certificate or certificates for the shares of Stock shall be postponed until full compliance has been made with all such requirements of law or regulation. Further, in the event that the Company shall determine that, in compliance with the Securities Act or any other applicable statute or regulation, it is necessary to register any of the shares of Stock with respect to which an exercise of an Option has been made, or to qualify any such shares for exemption from any of the requirements of the Securities Act or such other applicable statute or regulation, it will do so at the Company's expense. Not until such an action has been completed shall the Option shares be delivered to the exercising Optionee. Further, in the event that at the time of exercise of the Option the shares of Stock shall be listed on any stock exchange, then if required by law or the exchange to do so, the Company shall register the Option shares of Stock with respect to which exercise is so made in accordance with the provisions of the Securities Act, any other applicable law or regulation or any rules or regulations of any such exchange, and the Company shall make prompt application for the listing of Option shares on such exchange at the expense of the Company.

12.  No Rights Conferred upon Granting of Options

     The Optionee shall not have any rights as a shareholder of the Company with respect to any shares of Stock prior to the date of issuance to the Optionee of the certificate or certificates for such shares. Neither the Plan nor the Option confer on the Optionee any right to be employed by the Company.

13.  Adjustments

     In the event of any reorganization, merger, consolidation, acquisition, separation, recapitalization, split-up, combination, exchange of shares or stock dividend of the Stock or shares convertible into the Stock or similar corporate action, the number and class of shares of Stock available pursuant to this Plan and any Options granted pursuant to this Plan, together with the Option Prices, shall be adjusted by appropriate modifications in this Plan and in any Options outstanding pursuant to this Plan. Any such adjustment to the Plan or to Options or Option Prices shall be made by notice of the Company's Board of Directors, whose determination shall be conclusive.

14.  Amendment or Discontinuance of the Plan

     The Company's Board of Directors may at any time suspend or discontinue the Plan, but no amendment shall be authorized without shareholder approval which (i) materially increases the benefits accruing to participants under the Plan; (ii) materially increases the number of securities which may be issued under the Plan, except as otherwise provided in Section 13; or (iii) materially modifies the requirements as to eligibility for participation in the Plan.

     In addition, notwithstanding any other provision in the Plan, in the event of a change in federal or state law or regulation which would make the exercise of all or part of an existing Option unlawful or subject the Company to a penalty, the Company's Board of Directors may restrict such exercise without the consent of the Optionee or other holder thereof in order to comply with such law or regulation or to avoid such penalty.

15.  Liquidation of the Company

     In the event of the complete liquidation or dissolution of the Company, other than as an incident to a merger, reorganization or other adjustment referred to in Section 13 above, any Options granted pursuant to this Plan and remaining unexercised shall be deemed canceled without regard to or without being limited by any other provisions of this Plan.

16.  Unsecured Obligation

     Optionees shall not have any interest in any fund or special asset of the Company by reason of the Plan. No trust fund shall be created in connection with the Plan or any award thereunder, and there shall be no required funding of amounts which may become payable to any Optionee.

17.  Governing Law

     The Plan shall be governed by, construed and enforced in accordance with the laws of the State of Delaware.

18.  Compliance with Rule 16b-3

     It is the intent of the Company that all Options granted hereunder comply with the applicable provisions of Rule 16b-3, as amended, promulgated pursuant to the Securities Exchange Act of 1934, as amended. As a result, this Plan may be amended by the Company's Board of Directors in any manner necessary or desirable to meet any provision or condition of Rule 16b-3. In addition, all Options shall be granted in such a manner as to comply with the applicable requirements of Rule 16b-3.

19.  Approval

     This Amended and Restated Plan shall take effect upon approval by the holders of a majority of the Company's Common Stock present or represented and entitled to vote at a meeting of stockholders, which approval must occur within twelve (12) months after the date the Amended and Restated Plan is adopted by the Board of Directors.



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